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                                                                    EXHIBIT 23.2



                            CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Microtel International, Inc.:

        The audits referred to in our report dated December 13, 1996, except for note 13, which is as of June 18, 1997, included the related financial statement schedule as of September 30, 1996, and for each of the years in the three-year period ended September 30, 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                   /s/ KPMG PEAT MARWICK LLP
                                   KPMG Peat Marwick LLP

Orange County, California
September 22, 1997